AMENDING AGREEMENT

THIS AGREEMENT is dated effective July 18, 2007

AMONG:

PARK PLACE ENERGY INC.

(“Park Place”)

OF THE FIRST PART

AND:

PARK PLACE ENERGY CORP.
(formerly ST Online Corp.)

(“ST”)

OF THE SECOND PART

AND:

0794403 B.C. Ltd.

(“Subco”)

OF THE THIRD PART

WHEREAS:

(A)                     The parties hereto entered into a business combination agreement dated for reference the 22nd day of June, 2007, as amended by an amending agreement dated effective July 4, 2007 (together the “Business Combination Agreement”);

(B)                     The parties hereto now desire to enter into this amending agreement so as to further amend the Business Combination Agreement as provided for herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agrees as follows:

1.           In this Agreement capitalized terms not otherwise defined herein shall have the meaning given to them in the Business Combination Agreement;

2.           The Business Combination Agreement be and is hereby amended as follows:

(a)	By deleting Section 2.1(b)(i) and replacing it with the following:

“(i) cause Scott Pedersen to resign as a director and officer of ST, to agree to transfer the shares of ST held by him to ST for cancellation in consideration of the transfer of all of ST’s right title and interest in and to the “Simple Tennis” website and related intellectual property, and to agree to accept the sum of $10,000 and the payment of $4,127 in full and final satisfaction of any obligations of ST otherwise owing to him and in connection therewith to provide and release to ST”;

(b)	By deleting Section 8.2(d) and replacing it with the following:

“(d) Park Place shall have a commitment from a group acceptable to Park Place to effect an equity financing of post-split units of ST so as to raise a minimum of $2,000,000 at a minimum price of $0.50 per unit, each unit being comprised of one post-split share of ST and one warrant having a minimum exercise price of $0.50”;

(c)	By deleting Schedule “A” and replacing it with Schedule “A” attached hereto.

3.           The Business Combination Agreement, as amended by this amending agreement, continues in full force and effect.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.

PARK PLACE ENERGY INC.

Per:	/s/ David Stadnyk
Authorized Signatory

ST ONLINE CORP.

Per:	/s/ Scott Pedersen
Authorized Signatory

0794403 B.C. LTD.

Per:	/s/ Scott Pedersen
Authorized Signatory

SCHEDULE A

AMALGAMATION AGREEMENT

This Amalgamation Agreement dated ___________, 2007.

AMONG:

PARK PLACE ENERGY INC., a company continued under the
BCBCA (as defined below)

(“Park Place”)

AND

0794403 B.C. LTD., a company incorporated under the BCBCA

(“Subco”)

AND

PARK PLACE ENERGY CORP. (formerly ST Online Corp.), a
company incorporated under the laws of the State of Nevada

(“ST”)

WHEREAS:

A.                               Park Place, Subco and ST have entered into a Business Combination Agreement (as defined below) pursuant to which the business and assets of Park Place will be combined with those of ST;

B.                               The authorized share capital of Park Place consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value, issuable in series, of which, 17,991,244 Park Place Shares are issued and outstanding as at the date hereof as fully paid and non-assessable and no preferred shares are issued and outstanding as at the date hereof;

C.                               The authorized share capital of Subco consists of an unlimited number of common shares without par value, of which one (1) Subco Share (as defined below) is issued and outstanding at the date hereof as fully paid and non-assessable, and is held by ST;

D.                               The authorized share capital of ST consists of 1,200,000,000 common shares with a par value of $0.00001 per share, of which 61,447,800 common shares are issued and outstanding at the date hereof as fully paid and non-assessable;

E.                               ST shall issue to each registered holder of Park Place Shares one-half (½) a ST Share (as defined below) for each Park Place Share held;

F.                               Subco and Park Place, acting under the authority contained in the BCBCA, have agreed to amalgamate upon the terms and conditions hereinafter set out as of the date shown on the Certificate of Amalgamation (as defined below);

G.                               Each of the Amalgamating Corporations have made a full disclosure to the other of all of its respective assets and liabilities and each Amalgamating Corporation is solvent;

H.                               It is desirable that the Amalgamation (as defined below) should be effected.

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                               Interpretation

                                   In this Agreement, including the recitals:

(a)           “Agreement” means this amalgamation agreement, its recitals and schedules, and any amendment made to this Agreement;

(b)           “Amalco” means the corporation resulting from the Amalgamation and continuing the corporate existence of the Amalgamating Corporations (as defined below) under the name “Park Place Energy Inc.”;

(c)           “Amalco Shareholder” means a registered holder of Amalco Shares, from time to time, and “Amalco Shareholders” means all of such holders;

(d)           “Amalco Shares” means the common shares in the capital of Amalco;

(e)           “Amalgamating Corporation” means each of Subco and Park Place and “Amalgamating Corporations” means both of them;

(f)           “Amalgamation” means the amalgamation of the Amalgamating Corporations pursuant to the provisions of the BCBCA in the manner contemplated in and pursuant to this Agreement;

(g)           “Amalgamation Application” means the amalgamation application giving effect to the Amalgamation to be filed with the Registrar appointed under the BCBCA pursuant to this Agreement;

(h)           “BCBCA” means the Business Corporations Act (British Columbia), S.B.C. 2002, c57, as amended;

(i)           “Business Combination” means the series of transactions, as detailed in the Business Combination Agreement, through which the businesses of ST and Park Place will be combined, including the Amalgamation;

(j)           “Business Combination Agreement” means the business combination agreement dated June 10, 2007 among Park Place, Subco and ST;

(k)           “Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Registrar of Companies pursuant to Section 281 of the BCBCA;

(l)           “Effective Date” means the date the Amalgamation Application is filed with the Registrar of Companies (British Columbia);

(m)          “Park Place Shareholder” means a registered holder of Park Place Shares, from time to time, and “Park Place Shareholders” means all of such holders;

(n)           “Park Place Shares” means the common shares in the capital of Park Place;

(o)           “Parties” means Park Place, Subco, ST and any other Person who may become a party to this Agreement;

(p)           “Person” means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, and pronouns have a similarly extended meaning;

(q)           “Subco Shares” means the common shares in the capital of Subco;

(r)           “ST Shares” means the common shares in the capital of ST subsequent to the subdivision of such shares on a 12:1 basis;

(s)           “ST Shareholder” means a registered holder of ST Shares, from time to time, and “ST Shareholders” means all of such holders; and

(t)           “Transfer Agent” means Pacific Stock Transfer Company.

2.                               Paramountcy

                                  In the event of any conflict between the provisions of this Agreement and the provisions of the Business Combination Agreement, the provisions of the Business Combination Agreement shall prevail.

3.                               Agreement to Amalgamate

                                  Each of the Parties hereby agrees to the Amalgamation such that the Amalgamating Corporations shall continue as one corporation under the BCBCA, on the terms and conditions set out in this Agreement.

4.                               Name of Amalco

                                  The name of Amalco shall be Park Place Energy Inc.

5.                               Amalgamation Application and Articles of Amalgamated Company

                                  The form of the Amalgamation Application and of the Articles of the Amalgamated Company will, subject to repeal, amendment, alteration or addition under the Act, be in the forms set out in Schedules A and B attached hereto respectively.

6.                               Business and Powers

                                  There shall be no restrictions on the business that Amalco may carry on or on the powers that Amalco may exercise.

7.                               Registered and Records Office

                                  The mailing and delivery address of the registered and records offices of the Amalco will be at PO Box 11117, 1500 Royal Centre, 1055 West Georgia Street, Vancouver, B.C., V6E 4N7 unless otherwise determined.

8.                               Authorized Capital

                                  The authorized capital of Amalco shall be an unlimited number of common shares.

9.                               Number of Directors

                                  The number of directors of the Amalco, until amended in accordance with the articles of Amalco, will be one (1). The first director of the Amalco is as follows:

Name	Residence

David Stadnyk	#1220-666 Burrard Street
Vancouver, BC V6C 2X8

                                  The director noted above will hold office until he ceases to hold office as specified in the BCBCA or in the Articles of Amalco.

                                  The director will carry on and continue the management and operation of Amalco in such manner as they determine, subject to and in accordance with the Articles of Amalco and the provisions of BCBCA.

10.                              Appointment of Officers

                                  The following persons will hold the office set opposite their names and will carry out their respective duties until relieved from such office by the directors of Amalco or until they sooner cease to hold such office:

Name	Position

David Stadnyk	President & CEO

11.                             Amalgamation Events

                                  Upon the issuance of a Certificate of Amalgamation by the Registrar of Companies pursuant to BCBCA, the issued and unissued shares of the Amalgamating Corporations will be cancelled or exchanged for shares of Amalco as follows:

(a)           all of the unissued shares of each of the Amalgamating Corporations will be cancelled;

(b)           holders of outstanding Park Place Shares shall receive one-half (½) of a ST Share for each Park Place Share held;

(c)           each outstanding Subco Share will be exchanged for one (1) Amalco Share;

(d)           as consideration for the issuance of ST Shares to effect the Business Combination, Amalco will issue to ST one (1) Amalco Share for each ST Share so issued;

(e)           all of the property and assets of each of Park Place and Subco will become the property and assets of Amalco and Amalco will be liable for all of the liabilities and obligations of each of Park Place and Subco; and

(f)           Amalco will be a wholly-owned subsidiary of ST.

12.                             Share Certificates of Subco

                                  After the Amalgamation becomes effective, the shareholder of Subco will surrender their Share Certificates for cancellation and will receive certificates for shares of Amalco on the basis set forth in paragraph 11 (c) above.

13.                             Delivery of Park Place Shares Following Amalgamation

                                  As soon as practicable following the completion of the Amalgamation, ST shall cause the Transfer Agent to send to each Park Place Shareholder, upon receipt of physical share certificates evidencing their respective Park Place Shares, where applicable, by ordinary first class mail, certificates evidencing the ST Shares to which such holder shall have become entitled in accordance with paragraph 11 (b) hereof.

14.                             Fractional Shares

                                  No fractional ST Shares will be issued or delivered to any Park Place Shareholder otherwise entitled thereto, if any. Instead, the number of ST Shares issued to each exchanging holder of ST Shares will be rounded down to the nearest whole number.

15.                             Stated Capital

                                  The stated capital account in the records of Amalco for Amalco Shares shall be equal to the stated capital attributed to the shares of the Amalgamating Corporations.

16.                             Adoption of Agreement

17.                             This Agreement shall be subject to the condition that it be approved by each of the Amalgamating Corporations in the manner required by Section 271(1) or 271(6) of the BCBCA.

18.                             Amendment

19.                             Following the adoption of this Agreement by the shareholders of each of the Amalgamating Corporations, the Amalgamating Corporations may, as authorized by resolution of their respective board of directors, make any alteration or modification of this Agreement and every alteration and modification so effected will be binding on the parties.

20.                             Filing of Amalgamation Application

                                  Following the approval of this Agreement by the shareholders of the Amalgamating Corporations in accordance with the BCBCA and with the terms of the Business Combination Agreement, and subject to the satisfaction or waiver of all conditions precedent set forth in the Business Combination Agreement, the Amalgamation Application will be submitted for filing with the Registrar of Companies in the form in paragraph 5;

21.                             Effect of Amalgamation

                                  Upon the Effective Date:

(a)           the Amalgamating Corporations are amalgamated and continue as Amalco as contemplated by this Agreement;

(b)           Amalco possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations;

(c)           a conviction against, or ruling, order or judgment in favour or against an Amalgamating Corporation may be enforced by or against Amalco; and

(d)           Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against an Amalgamating Corporation before the Effective Date.

22.                             Termination

                                  This Agreement may be terminated by the board of directors of each of the Amalgamating Corporations, notwithstanding the approval of this Agreement by the shareholders of the Amalgamating Corporations, at any time prior to the issuance of the Certificate of Amalgamation and following the termination of the Business Combination Agreement, without, except as provided in the Business Combination Agreement, any recourse by any Party hereto or any of their shareholders or other Persons.

23.                             Governing Law

                                  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each Party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

24.                             Further Assurances

                                  Each of the Parties agrees to execute and deliver such further instruments and to do such further reasonable acts and things as may be necessary or appropriate to carry out the intent of this Agreement.

25.                             Time of the Essence

                                  Time shall be of the essence of this Agreement.

26.                             Counterparts

                                  This Agreement may be signed in counterparts (including counterparts by facsimile), and all such signed counterparts, when taken together, shall constitute one and the same agreement, effective on this date.

IN WITNESS WHEREOF the Parties have executed this Agreement.

PARK PLACE ENERGY INC.

By:
Name: David Stadnyk
Title: President & CEO

PARK PLACE ENERGY CORP.
(formerly ST Online)

By:
Name: Scott Pedersen
Title: President

0794403 B.C. LTD.

By:
Name: Scott Pedersen
Title: Director

SCHEDULE A

AMALGAMATION APPLICATION

SCHEDULE B

ARTICLES